                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            SPECTRALINK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             SPECTRALINK CORPORATION
                               5755 CENTRAL AVENUE
                             BOULDER, COLORADO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear SpectraLink Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SpectraLink Corporation to be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, on Wednesday, May 22, 2002 at 10:00 a.m. local time, for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders are welcome to attend the meeting, although only stockholders of record at the close of business on March 25, 2002 will be entitled to notice of and to vote at the meeting.

Shares can be voted at the meeting only if the holder is present or represented by proxy. Even if you plan to attend the meeting, you are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope so that the presence of a quorum will be assured. The giving of a proxy does not affect your right to vote in person if you attend the meeting. However, if you intend to vote at the annual meeting and your shares are held of record by a broker, bank or other nominee, you must bring a letter to the annual meeting from the broker, bank or nominee, which confirms beneficial ownership and you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,




Nancy K. Hamilton
Secretary

March 25, 2002

                             SPECTRALINK CORPORATION
                               5755 CENTRAL AVENUE
                             BOULDER, COLORADO 80301

                                 PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This statement is furnished in connection with the solicitation of proxies from holders of the outstanding shares of Common Stock of SpectraLink entitled to vote at the Annual Meeting of Stockholders to be held May 22, 2002. This Proxy Statement and enclosed proxy are being mailed to stockholders on or about April 22, 2002. A copy of SpectraLink's Annual Report for 2001 is being mailed to all stockholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

SpectraLink's Board has fixed the close of business on March 25, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding and entitled to vote 19,150,697 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share of record held on the record date with respect to matters on which the holder is entitled to vote.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for SpectraLink to conduct business at the Annual Meeting. Once a quorum is present, the election of each nominee for Director requires a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve or ratify the other proposals described below. Abstentions and broker non-votes are counted towards a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes on any proposal are not considered to be represented at the meeting as to such proposal and therefore are not counted for purposes of determining whether a proposal has been approved.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to SpectraLink's Bylaws, the Board has fixed the number of directors at four, effective as of the Annual Meeting. The Directors are to be elected by the holders of SpectraLink's Common Stock, to serve until the next Annual Meeting and until their successors are elected and qualified. Unless instructions to the contrary are received, proxies received in response to this solicitation will be voted in favor of the nominees listed below. If any nominee should become unavailable for election, the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board.

Name, Age and                                                        Principal Occupation During Past Five Years and Other
Position with SpectraLink                     Director Since         Directorships
--------------------------------------        --------------         --------------------------------------------------------
Bruce M. Holland, 50                              1990               President and Chief Executive Officer of SpectraLink
President, Chief Executive Officer and                               since 1990; Director of Exabyte Corporation until May
Director                                                             1998.

Carl D. Carman, 65                                1990               General Partner of Hill, Carman Ventures since 1989;
Director                                                             Director of Symantec Corporation until October, 2000.

Burton J. McMurtry, 66                            1990               General Partner of various limited partnerships that, in
Director                                                             turn, are general partners of various Technology Venture
                                                                     Investors venture capital partnerships since 1980;
                                                                     formerly Director of Intuit, Inc.

Anthony V. Carollo, Jr., 60                       1998               Chairman and Chief Executive Officer of Syntellect
Director                                                             Corporation since 1997; President of Fujitsu Business
                                                                     Communication Systems from 1991 to 1998; Director of
                                                                     Marshall & Lisley Trust Company of Arizona.

The Board of Directors met six times during 2001. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the Committees on which he served.

COMMITTEES

The Board of Directors has standing Audit and Compensation Committees.

The Compensation Committee consists of Messrs. Carman and McMurtry. The Compensation Committee recommends to the Board of Directors the compensation to be paid to employees of SpectraLink and oversees SpectraLink's various employee benefits plans. The Committee met once during 2001.

The Audit Committee confers periodically with management and SpectraLink's independent public accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee makes recommendations to the Board of Directors with respect to the foregoing and brings to the attention of the Board any criticism and recommendation that the independent public accountants or the Audit Committee itself may suggest. The Audit Committee consists of Messrs. Carman, McMurtry, and Carollo. The Committee met five times during 2001. The Committee operates under a Charter. A copy of the Charter is included in this Proxy Statement as Appendix A.

EXECUTIVE OFFICERS

Name, Age and Position with SpectraLink          Principal Occupation During Past Five Years
Bruce M. Holland, 50                             President and Chief Executive Officer of SpectraLink since 1990.
President, Chief Executive Officer

Nancy K. Hamilton, 49                            Vice President of Finance and Administration, Chief Financial Officer and
Vice President of Finance & Administration,      Secretary of SpectraLink since 1999.  Chief Financial Officer and Senior
Chief Financial Officer                          Vice President of Intrado Inc. (formerly SCC Communications Inc.) from
                                                 1993 to 1999.

Gary L. Bliss, 51                                Vice President of Engineering of SpectraLink since 1990.
Vice President of Engineering

Michael P. Cronin, 45                            Vice President of Sales and Marketing of SpectraLink since 1997; Vice
Vice President of Sales & Marketing              President, North American Sales, of VTEL Corporation from 1994 to 1997.

John H. Elms, 42                                 Vice President of Operations of SpectraLink since 1999.  Vice President,
Vice President of Operations                     Americas Services and Corporate Support, of Picturetel Corporation from
                                                 1998 to 1999; Director, Asia Pacific & Japan for the Enterprise Services
                                                 Division of Picturetel Corporation from 1995 to 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information with respect to beneficial ownership of the Common Stock by (i) each person known by SpectraLink to be the beneficial owner of more than 5% of the Common Stock; (ii) each of SpectraLink's directors; (iii) SpectraLink's Chief Executive Officer and each of the Executive Officers mentioned above; and (iv) SpectraLink's directors and executive officers as a group is set forth in the following table. All information is as of February 28, 2002, unless otherwise indicated. Unless otherwise indicated, the address of each person is c/o SpectraLink, 5755 Central Avenue, Boulder, CO 80301.

Name and Address of Beneficial Owner          Shares Beneficially Owned (1) (2)      Percentage of Outstanding Common Stock (2)
------------------------------------          ---------------------------------      ------------------------------------------
Ronald Juvonen (3)                                      2,305,250                                      12.1
       674 Unionville Road, Suite 105
       Kennett Square, PA  19348

Firsthand Funds (4)                                       979,965                                       5.1
       125 South Market
       San Jose, CA  95113

Carl D. Carman (5)                                        116,829                                         *
Anthony V. Carollo, Jr. (6)                                26,436                                         *
Burton J. McMurtry (7)                                    152,175                                         *
Bruce M. Holland (8)                                    1,427,572                                       7.4
Nancy K. Hamilton (9)                                      78,146                                         *
Gary L. Bliss (10)                                        442,977                                       2.3
Michael P. Cronin (11)                                     74,894                                         *
John H. Elms (12)                                          48,437                                         *
All directors and executive officers as a
group (8 persons) (13)                                  2,367,466                                      12.1

*less than 1%

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents shares owned by the Downtown Funds as of February 20, 2002, as reported on Schedule 13G dated February 28, 2002. The general partner of the Downtown Funds is Downtown Associates, LLC. Ronald Juvonen, as the managing member of the general partner, states in such
         Schedule 13G that he has sole power to vote and direct the disposition of all shares held by the Downtown Funds.

(4) Represents shares as to which voting and dispositive power rests with Firsthand Capital Management, Inc., Silicon Capital Management, LLC, and Kevin Michael Landis, as of December 31, 2001, as reported by such persons on Schedule 13G dated January 15, 2002.

(5) Includes 19,166 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(6) Includes 26,436 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(7) Includes 19,166 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(8) Includes 20,000 shares held by Mr. Holland's wife as to which he disclaims beneficial ownership. Also includes 51,881 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(9) Includes 72,604 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(10) Includes 68,228 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(11) Includes 74,894 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(12) Includes 48,437 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

(13) Includes 380,812 shares issuable upon exercise of options exercisable as of February 28, 2002, and within 60 days thereafter.

PERFORMANCE GRAPH

The graph below provides an indicator of cumulative total stockholder returns for SpectraLink as compared with the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Stocks weighted by market value at each measurement point.

This graph covers the period of time beginning December 31, 1996 through December 31, 2001.

EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                      NASDAQ
                                                           NASDAQ Stock          Telecommunications
            Total Return (1)        SpectraLink            Market (U.S.)              Stocks
            ----------------        -----------            -------------         ------------------
                12/31/96            $   100.00              $    100.00             $    100.00
                12/31/97            $   107.14              $    122.48             $    145.97
                12/31/98            $   138.10              $    172.68             $    241.58
                12/31/99            $   276.19              $    320.89             $    431.01
                12/31/00            $   550.00              $    193.01             $    183.57
                12/31/01            $   652.57              $    153.15             $    122.90

                         December 31,   December 31,   December 31,   December 31,   December 31,   December 31,
                            1996           1997           1998           1999           2000           2001
                         ------------   ------------   ------------   ------------   ------------   ------------
SpectraLink                $100.00        $107.14        $138.10        $276.19        $550.00        $652.57
NASDAQ Stock
 Market (U.S.)             $100.00        $122.48        $172.68        $320.89        $193.01        $153.15
NASDAQ
 Telecommunications
 Stocks                    $100.00        $145.97        $241.58        $431.01        $183.57        $122.90

Footnote:

         1) Assumes $100 invested on December 31, 1996, in SpectraLink stock, NASDAQ Stock Market (U.S.) and NASDAQ Telecommunications Stock. No cash dividends have been declared on SpectraLink's Common Stock.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation earned for services rendered in all capacities to SpectraLink for the three fiscal years ended December 31, 2001, by SpectraLink's Chief Executive Officer and each of the other executive officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation                      Long-Term Compensation

                                                                                             Securities
                                                                                             Underlying
Name and                                                                                       Options        All Other
Principal Position          Year              Salary            Bonus           Other        Granted (#)    Compensation
------------------          ----              ------            -----           -----        -----------    ------------
Bruce M. Holland            2001           $ 230,000        $  82,225             $ 0           100,000        ------
Chief Executive Officer     2000             196,000          114,268               0           100,000        ------
and President               1999             164,000           58,596               0            60,000        ------

Nancy K. Hamilton           2001             193,500           44,021               0            75,000        ------
Vice President of Finance   2000             165,000           61,215               0            40,000        ------
& Administration,           1999 (1)          80,192           59,105 (2)           0           175,000        ------
Chief Financial Officer

Gary L. Bliss               2001             193,500           44,021               0            75,000        ------
Vice President of           2000             165,000           61,215               0            75,000        ------
Engineering                 1999             148,999           33,878               0            40,000        ------

Michael P. Cronin           2001             220,040           53,296           9,981            85,000        ------
Vice President of Sales &   2000             201,202          111,917           9,000            75,000        ------
Marketing                   1999             161,999           28,938           1,844            40,000        ------

John H. Elms                2001             183,000           41,633               0            65,000        ------
Vice President of           2000             155,000           57,505               0            20,000        ------
Operations                  1999 (3)          85,396           94,141 (4)           0           175,000        ------


(1)      Ms. Hamilton began working for SpectraLink in June 1999.

(2)      Includes $25,000 signing bonus.

(3) Mr. Elms began working for SpectraLink in April 1999 and became a corporate officer in November 1999.

(4)      Includes $70,000 bonus in lieu of relocation allowance.

OPTION GRANTS

The following table contains information concerning the stock options granted under SpectraLink's Stock Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2001.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                         Individual Grants

                            Number of       Percent of                                        Potential Realizable Value at Assumed
                           Securities      Total Options                                           Annual Rates of Stock Price
                           Underlying       Granted to                                          Appreciation for Option Term (2)
                             Options       Employees in    Exercise or Base    Expiration       --------------------------------
         Name            Granted (#)(1)     Fiscal Year       Price/Share         Date                5%                  10%
         ----            --------------     -----------       -----------         ----                --                  ---
Bruce M. Holland             12,116 (3)         1.7%           $   11.206       02/20/06        $  21,758             $  63,013
                             87,884 (4)        12.6                10.188       02/20/11          563,061             1,426,907

Nancy K. Hamilton            12,193 (3)         1.7                10.188       02/20/11           78,119               197,969
                             62,807 (4)         9.0                10.188       02/20/11          402,396             1,019,750

Gary L. Bliss                11,540 (3)         1.7                10.188       02/20/11           73,935               187,366
                             63,460 (4)         9.1                10.188       02/20/11          406,580             1,030,353

Michael P. Cronin            11,957 (3)         1.7                10.188       02/20/11           76,607               194,137
                             73,043 (4)        10.5                10.188       02/20/11          467,977             1,185,945

John H. Elms                 12,150 (3)         1.7                10.188       02/20/11           77,843               197,270
                             52,850 (4)         7.6                10.188       02/20/11          338,603               858,086

(1) All options were granted under SpectraLink's Stock Option Plans. Generally, options granted under SpectraLink's Stock Option Plan become exercisable over a four-year period (25% after the first twelve months and 2.083% each month thereafter) and have terms ranging from eight to ten years, so long as the optionee's employment with SpectraLink continues. Incentive stock options are granted at no less than fair market value as determined by the Board of Directors, provided that grants to 10% stockholders have an exercise price not less than 110% of fair market value and have five-year terms. Non-qualified stock options have an exercise price of not less than 85% of fair market value.

(2) This column reflects the potential realizable value of each grant assuming that the market value of SpectraLink's Common Stock appreciates at five percent or ten percent annually from the date of grant over the term of the option. There is no assurance provided to any executive officer or any other holder of SpectraLink's securities that the actual stock price appreciation over the option term will be at the assumed five percent or ten percent levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3)      Incentive stock option.

(4)      Non-qualified stock option.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information concerning option exercises and option holdings under SpectraLink's Stock Option Plan for the fiscal year ended December 31, 2001, with respect to the Named Executive Officers.

               AGGREGATE OPTIONS EXERCISED IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                              Number                       Number of Unexercised Options Held     Value of Unexercised, In-the-Money
                            of Shares                             at December 31, 2001             Options at December 31, 2001 (2)
                             Acquired         Value               --------------------             --------------------------------
Name                       on Exercise     Realized (1)       Exercisable       Unexercisable      Exercisable        Unexercisable
----                       -----------     ------------       -----------       -------------      -----------        -------------
Bruce M. Holland (3)          387,499       $4,607,363             9,167            173,334         $  98,450        $   1,352,982

Nancy K. Hamilton              95,728        1,548,088            32,813            161,459           320,668            1,491,698

Gary L. Bliss                       0              N/A           251,770            128,230         3,278,542            1,017,420

Michael P. Cronin             155,249        2,455,518            39,271            136,980           331,659            1,069,964

John H. Elms                   99,894        1,544,983            13,229            136,877           125,656            1,357,019

(1) Based on the fair market value of the Common Stock on the exercise date, less the per share exercise price.

(2) Based on the fair market value of the underlying shares of Common Stock of $17.13 per share, the closing price on December 31, 2001, as reported by NASDAQ, less the per share exercise price.

(3) All sales of SpectraLink stock by Mr. Holland during fiscal year 2001 were pursuant to Rule 10b5-1 Plans adopted by Mr. Holland in March 2001. Under the Plans, sales of shares are effected on Mr. Holland's behalf at regular intervals pursuant to pre-set terms. Pursuant to such terms, sales were made beginning in May 2001 and continues through the date of this proxy.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For fiscal 2001, the entire Board of Directors determined the compensation of the executive officers of SpectraLink. Since October 11, 1995, SpectraLink's Compensation Committee has made recommendations to the Board regarding compensation of executive officers. Mr. Holland, a member of the Board of Directors and the Chief Executive Officer and President of SpectraLink, has participated in the deliberations of the Board of Directors concerning executive officer compensation, other than his own compensation.

DIRECTOR COMPENSATION

Each non-employee director (currently three people) receives an annual payment of $5,000 for serving as a director of SpectraLink. In addition, each non-employee director is reimbursed for his expenses in attending board and committee meetings and receives $1,000 for each Board of Director or Committee meeting, or $200 for any telephonic Board or Committee meeting, attended by the director.

Each non-employee director also receives an annual stock option grant as follows: an initial grant of an option to purchase 20,000 shares of Common Stock, exercisable at the fair market price of the Common Stock on the date of grant, with vesting at the rate of 50% of the option at the first anniversary following the date of grant and monthly thereafter over the following twelve months (i.e., 4.17% per month). Any new non-employee director will receive this 20,000 share option upon becoming a director of SpectraLink. Thereafter, each non-employee director will be granted an annual stock option exercisable to purchase 5,000 shares of Common Stock exercisable at the fair market price of the Common Stock on the date of grant, with vesting at the rate of 50% of the option at the first anniversary following the date of grant and monthly thereafter over the following twelve months (i.e., 4.17% per month).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees. The Compensation Committee also recommends grants of stock awards, stock options, stock appreciation rights and other awards to be made under existing incentive compensation plans.

General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of SpectraLink and their personal performance. The Compensation Committee's objective is to have a portion of each executive officer's compensation contingent on SpectraLink's performance as well as on the executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary, which principally reflects an executive officer's performance and is designed primarily to be competitive with salary levels in the industry; (2) bonus, which principally reflects SpectraLink's performance; and (3) long-term incentive compensation, which strengthens the mutuality of interests between executive officers and stockholders.

Factors. The principal factors that the Compensation Committee considered in ratifying the components of each executive officer's compensation package for 2001 are summarized below. The Compensation Committee may apply entirely different factors in advising the chief executive officer and the board of directors with respect to executive compensation for future years.

- Base Salary. The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

- Bonus. The suggested bonus for each executive officer is determined on the basis of SpectraLink's performance, personal performance, and the bonus levels for comparable positions within and without the industry. The Compensation Committee established maximum annual bonus amounts for each executive officer based on the bonus levels for comparable positions, and earned bonus amounts are based on performance results. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee may from time to time award additional cash bonuses when it determines those bonuses to be in SpectraLink's best interest.

- Long-Term Incentive Compensation. Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage SpectraLink from the perspective of an owner with an equity stake. Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share, typically equal to the market price on the grant date, over a specified period of time of up to ten years. Options generally become exercisable in installments over a 48-month period, contingent upon an executive officer's continued employment with SpectraLink. Accordingly, an option grant generally provides a return to the executive officer only if the executive remains employed by SpectraLink during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of executive officers.

CEO Compensation - SEC regulations require the board of directors to disclose the bases for compensation paid to Mr. Bruce Holland, President and Chief Executive Officer, in 2001 and to discuss the relationship between SpectraLink's performance and Mr. Holland's performance in 2001. In advising the Board with respect to Mr. Holland's compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside of the industry with which SpectraLink competes for executive talent. The base salary established for Mr. Holland for 2001 on the basis of the foregoing criteria was intended to provide a level of compensation which was not affected to any significant degree by SpectraLink's performance factors. The bonus established for Mr. Holland for 2001 was based on SpectraLink's pretax performance.

COMPENSATION COMMITTEE

Carl D. Carman

Burton J. McMurtry

                             AUDIT COMMITTEE REPORT

- The audit committee has reviewed and discussed the audited financial statements with management;

- The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU * 380), as may be modified or supplemented;

- The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

- Based on the review and discussions referred to in paragraphs (1) through (3), the audit committee recommended to the Board of Directors that the audited financial statements be included in SpectraLink's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Commission.

- The Board of Directors has adopted a written charter for the audit committee, a copy of which is included as Appendix A at the end of this Proxy Statement.

- All members of the audit committee are independent (as independence is defined by Rule 4200 (a) (14) of the National Association of Securities Dealers' ("NASD") listing standards, as applicable).


AUDIT COMMITTEE

Carl D. Carman

Burton J. McMurtry

Anthony V. Carollo, Jr.




The foregoing Audit Committee Report is not to be deemed "soliciting material" or "filed" with the Securities and Exchange Commission or subject to SEC Regulation 14A. The report shall also not be deemed to be incorporated by reference into any filing made by SpectraLink pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as may be specifically incorporated by reference into a filing.

INFORMATION ABOUT SPECTRALINK'S ACCOUNTANTS

                     CURRENT INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP ("Arthur Andersen") currently serves as SpectraLink's independent public accountants. The Audit Committee reviews the qualifications and fees of the independent public accountants and suggests to the Board of Directors the firm that the Audit Committee believes should be engaged to audit SpectraLink's financial statements. If at any time during the year the Audit Committee believes that a change would be in the best interests of stockholders, it may suggest this change to the Board of Directors. The Audit Committee has not reached a decision regarding the firm that they will recommend to serve as Spectralink's independent public accountants for 2002. They may consider engaging another independent accounting firm for reasons that are unrelated to Arthur Andersen's audit of the financial statements. For this reason, Spectralink is not asking stockholders to ratify Arthur Andersen as the independent public accountants for 2002 at the Annual Meeting. If members of the Audit Committee decide to recommend a change of independent public accountants, SpectraLink will promptly provide the disclosure required by the regulations of the Securities and Exchange Commission.

                       FISCAL 2001 AUDIT FIRM FEE SUMMARY

SpectraLink retained its principal auditor, Arthur Andersen, to provide services in the following categories and amounts during fiscal year 2001:

            Audit fees                                           $ 75,000
            Financial information systems design and
                implementation fees                              $     --
            All other fees
                     Audit related fees                          $ 15,500
                     Tax compliance, international and
                          other business advisory services       $154,786
                                                                 --------
            Total other fees                                     $170,286

            Total fees                                           $245,286
                                                                 ========

The audit committee has considered whether the provision of non-audit services by SpectraLink's principal auditor is compatible with maintaining auditor independence.

LEGAL PROCEEDINGS

SpectraLink and its officers and directors have been named as defendants in four lawsuits served between February 20, 2002 and March 20, 2002, three of which have been filed in the United States District Court for the District of Colorado and one of which has been filed in the Colorado District Court for the City and County of Denver. In each of the lawsuits, plaintiffs, who purport to be purchasers or holders of SpectraLink common stock, seek to assert claims either on behalf of a class of persons who purchased securities in SpectraLink between July 19, 2001 and January 11, 2002, or in the case of two of the lawsuits (one filed in the United States District Court and one in the Colorado District Court), derivatively on behalf of SpectraLink. Two of the lawsuits filed in the United States District contain essentially identical claims alleging that SpectraLink and certain of its officers and directors violated the United States securities laws, specifically Sections 10(b) and 20(a) and Rule 10b-5 under the Securities Exchange Act of 1934, as a result of alleged public misstatements and omissions, accompanied by insider stock sales made prior to the fall in the price of SpectraLink's stock after the announcement of SpectraLink's financial results for the fourth fiscal quarter ended December 31, 2001. On January 14, 2002, SpectraLink issued a press release announcing preliminary financial results for the fourth quarter of 2001 and revising downward its estimates for year 2002 results of operations. In the cases brought as derivative actions, the plaintiffs allege that the officers and directors of SpectraLink violated fiduciary duties owed to SpectraLink and its stockholders under state laws by allowing and/or facilitating the issuance of these same alleged public misstatements and omissions, misappropriating nonpublic information for their own benefit, making insider stock sales, wasting corporate assets, abusing their positions of control, and mismanaging the corporation. The plaintiffs in these derivative cases allege that SpectraLink has and will continue to suffer injury as a result of these alleged violations of duty for which the officers and directors should be liable.

The cases are designated as follows: Wilmer Kerns, Individually And On Behalf of All Others Similarly Situated, Plaintiff, vs. SpectraLink Corporation, Bruce Holland and Nancy K. Hamilton, Defendants (United States District Court Civil Action Number 02-D-0263); Danilo Martin Molieri, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. SpectraLink Corporation, Bruce Holland and Nancy K. Hamilton, Defendants (United States District Court Civil Action Number 02-D-0315); Evie Elennis, derivatively on behalf of SpectraLink Corporation, Plaintiff(s), v. Bruce M. Holland, Anthony V. Carollo, Jr., Gary L. Bliss, Michael P. Cronin, Nancy K. Hamilton and John H. Elms, Defendant(s), and SpectraLink Corporation, Nominal Defendant (United States District Court Civil Action Number 02-D-0345); and Roger Humphreys, Derivatively on Behalf of Nominal Defendant SpectraLink Corporation, Plaintiff, v. Carl D. Carmen, Anthony V. Carollo, Jr., Bruce M. Holland, Burton J. McMurtry, Gary L. Bliss, Michael P. Cronin, John H. Elms, and Nancy K. Hamilton, Defendants (Colorado District Court Case. No. 02CV1687).

It is possible that additional lawsuits may be filed alleging similar claims. SpectraLink believes that certain of the lawsuits may eventually be consolidated into a single action or that some of the suits may be stayed while others proceed, as is customary in such cases. Unless circumstances warrant, SpectraLink does not intend to report the filing of additional lawsuits based on the allegations contained in these cases.

SpectraLink believes that the lawsuits are without merit and it intends to vigorously defend itself and its officers and directors. SpectraLink does not believe that its interests and that of the named officers and directors are adverse to each other as of this time. However, no assurance can be given that Spectralink will be successful in defending the claims being asserted in these suits, or that the interests of the various parties will remain aligned. If SpectraLink is not successful in its defense of these suits, it could be required to make significant payments to its stockholders and their lawyers, which could have a material adverse effect on SpectraLink's business, financial condition and results of operations. In addition, the litigation could result in substantial costs, divert management's attention and resources, or ultimately result in the interests of SpectraLink becoming adverse to those of certain of its officers and directors. In either case, SpectraLink's business could be adversely affected, even if the plaintiffs are not successful in their claims against SpectraLink and/or its officers and directors.

SpectraLink is not presently a party to any other material pending legal proceedings of which it is aware.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SpectraLink had no transactions with related affiliates or related parties in 2001 involving an amount in excess of $60,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires SpectraLink's officers and directors, and persons who own more than 10% of a registered class of SpectraLink's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are also required by SEC regulation to furnish SpectraLink with copies of all
Section 16(a) forms they file.

To the best of SpectraLink's knowledge, based solely on review of the copies of such reports furnished to SpectraLink and written representations that no other reports were required, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to transactions during 2001.

THE BOARD OF DIRECTORS OF SPECTRALINK RECOMMENDS A VOTE IN FAVOR OF EACH PERSON
                 NOMINATED BY THE BOARD TO SERVE AS A DIRECTOR.

                              MISCELLANEOUS MATTERS

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, the proxies appointed by stockholders will be entitled to vote in accordance with their judgment as to such matters.

NOMINATIONS AND SUBMISSIONS OF MATTERS FOR 2003 ANNUAL MEETING

SpectraLink's Certificate of Incorporation and Bylaws require that there be furnished to SpectraLink written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submissions of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. In order for any such nomination or submission to be proper with respect to the 2003 Annual Meeting, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to SpectraLink between January 31, 2003, and February 28, 2003. A copy of the applicable provisions of the Certificate of Incorporation and Bylaws may be obtained by a stockholder, without charge, upon written request to the Secretary of SpectraLink, at its principal executive offices.

In addition to the foregoing, in accordance with the rules of the SEC, any proposal of a stockholder intended to be presented at SpectraLink's 2003 Annual Meeting of Stockholders must be received by the Secretary of SpectraLink by December 12, 2002, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in SpectraLink's notice of meeting, proxy statement and proxy relating to the 2003 Annual Meeting.

COST OF PROXY SOLICITATION

SpectraLink will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of SpectraLink may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make.

At any time prior to being voted, the enclosed proxy is revocable by written notice to the Secretary of SpectraLink or by appearance at the meeting to vote in person.


THE BOARD OF DIRECTORS
SPECTRALINK CORPORATION

March 25, 2002

                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER
                              Adopted May 24, 2000

                                   I. MISSION

The Audit Committee (the "Committee") of SpectraLink assists the Board to fulfill its responsibility to the shareholders, potential shareholders and investment community regarding internal controls, corporate accounting, reporting practices of SpectraLink and the quality and integrity of the financial reports of SpectraLink. The Committee maintains free and open communications between the Board, the independent public accountants, the internal auditors and the financial management of SpectraLink. The Committee evaluates any material concern or matter that may arise which has not been promptly or appropriately addressed by the management of SpectraLink that involves any illegal or improper act or conflict of interest or self-dealing on the part of senior management of SpectraLink.

The Committee's policies and procedures should remain flexible, in order to address changing conditions and to ensure to the Board and shareholders that the corporate accounting and reporting practices of SpectraLink are in compliance with all laws, regulations and Company policies.

                                II. ORGANIZATION

A. All members of the Committee shall be independent of management and not employees of SpectraLink or any of its subsidiaries or affiliates. Vacancies of members of the committee shall be filled by the Board. The Board shall designate one member of the committee to be Chair. The committee members present at a meeting (whether or not they constitute a quorum) may appoint other members of the Board to replace Committee members who are absent or disqualified from participating in a Committee meeting.

B. The Committee shall meet regularly, with such additional meetings as the Chair of the committee deems necessary.

C. The Committee shall report to the Board following regular meetings, and at such other times as circumstances warrant.

D. The Corporate Secretary, the Assistant Secretary, or a delegate shall record and keep minutes of all Committee meetings.


                        III. DUTIES AND RESPONSIBILITIES

A. Review annually the qualifications and fees of the independent public accountants recommended by management and recommend to the Board the firm to be selected to audit the financial statements of SpectraLink and its subsidiaries for the next fiscal year.

B. Meet with the independent public accountants and financial management of SpectraLink to review the scope of the audit of the books of account of SpectraLink and other operations and controls and the procedures to be utilized. At the conclusion of the audits, the Committee shall review the results of such audits, including any comments or recommendations of the independent public accountants.

C. Oversee SpectraLink's financial reporting process, internal accounting controls, and compliance with relevant corporate policies and procedures.

D. Review and transmit to the Board, after the close of each fiscal year, the financial statements of SpectraLink certified by the independent public accountants.

E. Review the annual audit plans of SpectraLink's internal audit group and its capability to perform its duties (including its organization, staffing and independence) and review reports on the overall quality of SpectraLink's system of internal accounting controls.

F. Provide the independent public accountants and SpectraLink's internal audit group full and free access to the committee to meet privately whenever appropriate.

G. Review litigation and contingent liabilities of SpectraLink, including a periodic report by the general counsel concerning the effectiveness of SpectraLink's policies, procedures and control systems in preventing illegal and improper acts and the effectiveness and timeliness of management's response in the event any instances of illegal and improper acts and the effectiveness and timeliness of management's response in the event any instances of illegal or improper acts are discovered.

H. Review Company policy statements and the procedures established by management to monitor compliance with the code of ethics and business integrity, and any events of noncompliance, and report to the board annually concerning these issues.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There is an issue related to the operation of the Company that requires your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your Proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

SpectraLink Corporation






                                  DETACH HERE



                                     PROXY

                            SPECTRALINK CORPORATION

                              5755 CENTRAL AVENUE
                            BOULDER, COLORADO 80301


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Bruce M. Holland and Nancy K. Hamilton, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SpectraLink Corporation (the "Company") held of record by the undersigned on March 25, 2002, at the Annual Meeting of Stockholders to be held on May 22, 2002, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

[SPECTRALINK LOGO]

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


VOTE BY TELEPHONE                               VOTE BY INTERNET

It's fast, convenient, and immediate!           It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone            is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:                   FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY                  1. READ THE ACCOMPANYING PROXY
   STATEMENT/PROSPECTUS AND PROXY CARD.            STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                    2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).                HTTP://WWW.EPROXYVOTE.COM/SLNK

3. ENTER YOUR VOTER CONTROL NUMBER LOCATED      3. ENTER YOUR VOTER CONTROL NUMBER LOCATED
   ON YOUR PROXY CARD ABOVE YOUR NAME.             ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.            4. FOLLOW THE INSTRUCTIONS PROVIDED.


YOUR VOTE IS IMPORTANT!                         YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                    Go to HTTP://WWW.EPROXYVOTE.COM/SLNK anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.


                                   DETACH HERE



     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.





1. Election of Directors
   NOMINEES:  (01) Bruce M. Holland, (02) Carl D. Carman,
              (03) Anthony V. Carollo, Jr., (04) Burton J. McMurtry
                       FOR        WITHHELD
                       [ ]           [ ]
                                                                        In their discretion, the proxies are
                                                                        authorized to vote upon any other business
                                                                        that may properly come before the meeting.
        [ ]
           --------------------------------------
           For all nominees except as noted above

                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [ ]



                                                                        Please sign exactly as your name appears
                                                                        hereon. Joint owners should each sign.
                                                                        Executors, administrators, trustees,
                                                                        guardians, or other fiduciaries should give
                                                                        full title as such. If signing for a
                                                                        corporation, please sign in full corporate
                                                                        name by a duly authorized person.



Signature:                            Date:                Signature:                            Date:
          ---------------------------      ----------------          ---------------------------      ----------------